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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 19, 2001

STROUDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	0-24904 (Commission File Number)	95-4107241 (I.R.S. Employer Identification Number)

780 SOUTH NOGALES STREET, CITY OF INDUSTRY, CALIFORNIA	91748
(Address of principal executive offices)	(Zip Code)

(626) 912-2866
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

    On December 19, 2001, Strouds, Inc. ("the Company") filed a Plan of Liquidation (the "Plan") and associated Disclosure Statement (under the case caption "In re STR, Inc.") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Company previously disclosed that it did not believe that any payment would be made to the holders of its equity securities in connection with its liquidation. As filed with the Bankruptcy Court, the Plan provides, among other things, that holders of equity interests in the Company (including shares of the Company's Common Stock) will not receive or retain any interest, property of other consideration under the Plan. The Plan also provides that, as of the effective date of the Plan, all equity interests in the Company shall be extinguished and the certificates and other documents representing such equity interests shall be deemed cancelled and of no force or effect.

    The effectiveness of the Plan is subject to, among other matters, the approval of the Plan by the Bankruptcy Court, and certain other conditions. The Plan does not provide for or contemplate any vote of any holder of any of the Company's equity securities with respect to the acceptance or rejection of the Plan. A hearing in the Bankruptcy Court with respect to the above-referenced Disclosure Statement describing the Plan has been scheduled for January 24, 2002.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2001	STROUDS, INC.

	By:	/s/ WILFRED C. STROUD Wilfred C. Stroud Director

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FORM 8-K
ITEM 5. OTHER EVENTS.
SIGNATURES